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                              AMERICAN EQUITIES INCOME FUND, INC.
                                                 $15,000,000 In
                                            12% Promissory Notes
                                        Minimum Purchase: $2,000

                                SELECTED DEALER'S AGREEMENT


     THIS AGREEMENT is entered into as of the ____ day of ____________, 1997 by and among AMERICAN EQUITIES GROUP, INC., a New York corporation ("AEG"),
AMERICAN EQUITIES INCOME FUND, INC., a Delaware corporation (the "Company"),
STRATEGIC ASSETS INC., a New York corporation (the "Dealer") and you, the undersigned, as Selected Dealer (the "Agent").

                                                  Background

     A.  The Dealer has entered into an agreement dated as of ________, 1997 to offer 12%
promissory notes (the "Notes") in the Company for a maximum aggregate offering price of
$15,000,000.  The Notes are to be offered in 1,000 denominations, or any integral multiples thereof, with a minimum subscription of $2,000.

     B.  The Agent desires on a "best-efforts basis" to act as a non-exclusive agent in the offer and sale of the Notes (the "Offering") subject to the terms of this Agreement and the
Company's prospectus, as filed with the Securities and Exchange Commission, pursuant to which the Offering is to be conducted (the "Prospectus").

     C.  In consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

     1.  Non-Exclusive Appointment of Agent.

          (a)  Subject to the terms and conditions set forth herein, the Dealer hereby appoints the Agent on a non-exclusive basis as a Selected Dealer to solicit written subscriptions from prospective investors to purchase the Notes.  The Agent hereby accepts said appointment and agrees to use its best efforts from the date hereof through August 27, 1998, to secure offers from qualified investors to acquire Notes pursuant to the terms of this Agreement.  Prior to such time, either party shall have the right, by giving notice as provided in section 13 of this
Agreement, to terminate this Agreement immediately.  In the event of such termination, all of the obligations of the parties hereto which are required to be performed pursuant to this
Agreement shall be performed with respect to any sales which are made pursuant to this
Agreement, at the option of Dealer.  Except with the written consent of the Dealer the Agent will not employ any person or other entity as its agent or subagent or utilize the services of any other broker/dealer in connection with the Offering.

          (b)  Upon the delivery of a subscription agreement, each subscriber will be required to deliver a check in the amount of the total subscription price.

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          (c)  It is understood and agreed that Agent's relationship with the Dealer, the
Company is that of an independent contractor and that nothing herein shall be construed as creating a relationship of partners, joint venture, or employer and employees, between the
Agent and the Dealer or, the Company.  The Agent is not authorized to make any placement of the Notes to any person unless and until that person complies with the suitability standards contained in the Prospectus, nor is the Agent authorized to deliver a Prospectus or any other information or documents, or make any representations to any person concerning the
Offering except as provided in this Agreement.  No additional material, documents or information may be delivered to any person unless expressly authorized in writing by the
Dealer or the Company.

     2.   Representations and Warranties of AEG and the Company.

          AEG and the Company represent and warrant to the Agent as follows:

          (a)  The Prospectus does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished in writing to the
Company by the Agent or on its behalf for use in connection with the Prospectus;

          (b)  The Company has been duly formed under the laws of the State of Delaware, with the power to enter into this Agreement and to own properties and conduct the business as described in the Prospectus;

          (c)  The Company is authorized to issue up to an aggregate of $15,000,000 principal amount of Notes requiring capital contributions as described herein.  Following the completion of the Offering, each person whose subscription for a Note is accepted in writing by the Company will be duly admitted as a note holder;

          (d)  This Agreement has been duly authorized, executed and delivered by the
Dealer, and constitutes the valid and binding obligation thereof; and

          (e)  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or
By-laws, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it may be bound.

     3.  Representations and Warranties of the Agent. The Agent represents and warrants to the Dealer as follows:

          (a)  The Agent is a corporation duly organized and validly existing in good standing under its state of incorporation and all states in which it does business, with power and authority to enter into this Agreement and to carry out its obligations hereunder;

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          (b)  The Agent is duly registered pursuant to the provisions of the Securities
Exchange Act of 1934, as amended (the "1934 Act") as a broker-dealer and is a member of good standing of the NASD and is duly registered as a broker-dealer in those states in which it is required to be so registered in order to carry out the Offering pursuant to this
Agreement;

          (c)  Neither the Agent nor any director or officer thereof falls within any of the
"bad boy" provisions of Rule 262(a), (b), or (c), as applicable, of SEC Regulation A.

          (d)  This Agreement has been duly authorized, executed and delivered by the
Agent and constitutes a valid and binding obligation thereof.

     4.  Manner of Offering Notes.  The Agent covenants and agrees with the Company as follows:

          (a)  Agent will offer the Notes pursuant to the Prospectus and only in such a manner as to assure that the offer and sale thereof complies with the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "1933 Act"), and will be exempt from or comply with any registration requirements applicable for qualifying the Notes for offering and sale under the laws of any state in which they may be offered.
 Moreover, Agent agrees to indemnify the Dealer, the Company and the directors, officers and agents of the Dealer, and the Company against any liability, damage, cost, loss or expense to any of them arising out of its failure to so offer the Notes;

          (b)  Immediately prior to making any offer of any Note to any offeree, Agent shall have reasonable grounds to believe and shall believe that the offeree is a person who is able to bear the economic risk of the investment and who otherwise meets the applicable suitability standards set forth in the Prospectus and the subscription documents in the form prescribed by the Company;

          (c)  Agent will deliver to each offeree, prior to any submission by him of a written subscription to buy any Interest, a numbered copy of the Prospectus, together with any supplements or amendments thereto, and will keep records of to whom, by what manner, and on what date Agent delivered each such copy;

          (d)  Agent will not offer the Notes by means of any letter, circular, notice or written communication other than the Prospectus, and other written communications expressly approved in writing by the Company;

          (e)  Agent will make reasonable inquiry to determine whether a prospective purchaser is acquiring the Notes for his own account or on behalf of other persons;

          (f)  Agent will abide by, and take reasonable precautions to ensure that others comply with all provisions contained in this Agreement or Prospectus regulating the terms and manner of offering the Notes;

          (g)  Agent will take other action or refrain from taking action in accordance with the reasonable requests of the Company, in order to comply with all applicable laws,

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including, among other things, requiring offerees and purchasers to execute and deliver such documents and instruments as the Company may require;

          (h)  All funds will immediately be placed in an escrow account to be maintained by the Company pursuant to an Escrow Agreement with Republic National Bank of New
York, NY.  Upon the closing or other termination of the Offering, the proceeds therefrom shall be distributed to the Company or returned to subscribers as provided in such Escrow
Agreement; and

          (i)  The Notes shall be offered only in such states in which the Agent has been advised by the Dealer that the offer and sale of Notes has been approved.  Agent shall advise the Company in advance and in writing of the states in which it desires to offer the Notes, and shall conduct the Offering in any such state only after the Company, upon consultation with legal counsel, has had an opportunity to review the applicable securities laws of such state and to effect any required pre-sale filings.  Agent shall immediately advise the
Company in writing of the receipt of all checks or subscriptions for Notes in order to permit the Company, upon consultation with legal counsel, to effect any required post-sale filings on a timely basis.

     5.  Further Agreements of the Company.  The Company covenants and agrees with the
Agent as follows:

          (a)  If at any time any event shall occur as a result of which it becomes necessary to supplement the Prospectus so that it does not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements made not misleading, the Company will promptly notify Agent and will supply it with amendments or supplements correcting such statement or omission;

          (b)  The Company will make such filings with the Securities and Exchange
Commission and state and other governmental agencies as may be necessary to assure or confirm that the offer in and sale of the Notes complies with the registration requirements of the 1933 Act, and of the securities laws of any state or other jurisdiction in which the Notes may be offered, provided that the Company shall not be required in any event to register as a broker/dealer in any jurisdiction; and

          (c)  The Company will pay all expenses in connection with the preparation and duplication of the Prospectus and any amendments or supplements thereto, legal fees related thereto, and all other fees and expenses of the offering of the Notes except wages, salaries and commissions of the Agent's employees engaged in the Offering and related administrative and overhead costs.

     6.  Compensation.

          (a)  Subject to adjustment as provided in section 1(c) hereof, in consideration of
Agent's services as the Company's agent hereunder, the Company hereby agrees to compensate the Agent as set forth in section 6(b) below.  All sales commissions and other compensation shall be payable in full upon acceptance by the Company of subscriptions for
Notes and release of subscription proceeds from escrow.  The Agent shall be entitled to no compensation with respect to subscriptions rejected by the Company or if the Company terminates the Offering and refunds subscription payments to investors.  At the discretion of the Dealer, the Note may be sold for an amount less than the Note price; provided, Agent waives its commissions to the extent of the price reduction.

          (b)  The Agent shall be entitled to (i) sales commissions of 7% of the gross proceeds from the sale of each Note and (ii) 0.5% of the gross proceeds of the sale of each
Note as a due diligence fee and non-accountable expense allowance.  Fees will only be payable upon receipt by the Company of the full price for Notes sold or financed in accordance with the Prospectus.

     7.  Non-Circumvention Covenants.

          (a)  In the course of business between the Agent and the Dealer, the Agent will learn the identity of and gain access to certain clientele, agents and sources of projects of the
Dealer, and the Dealer will likewise learn the identity of and gain access to certain clientele, agents and contacts of the Agent.  In consideration of the agreement of each party to make certain business opportunities and contacts available to the other party and to work together in evaluating and carrying out business opportunities, the Agent agrees to preserve the integrity of the proprietary relationship between the Dealer and each of its respective clientele, agents, employees, project sources, or contacts in general that may become known to the Agent, and the Dealer agrees to preserve the integrity of the proprietary relationship between the Agent and each of its respective clientele, agents, employees, project sources, or contacts in general that may become known to the Dealer.

          (b)  The Agent agrees not to contact or otherwise communicate with any clients or contacts of the Dealer (including but not limited to banks, financing sources, broker-dealers, marketing or sales entities, developers or others) with whom the Agent does not have a pre-existing relationship, without the prior knowledge and approval of the Dealer as appropriate, nor shall any business transactions be conducted by the Agent with any clients or contacts of the Dealer without appropriate compensation arrangements to the Dealer being agreed upon in advance.  The Agent further agrees that the non-circumvention covenants set out herein shall apply equally to its agents, employees, directors, officers and affiliates.  The
Dealer agrees not to contact or otherwise communicate with any clients or contacts of the
Agent, with whom the Dealer did not have a pre-existing relationship, without the prior knowledge and approval of the Agent as appropriate, nor shall any business transactions be conducted by the Dealer with any clients or contacts of the Agent without appropriate compensation arrangements to the Agent being agreed upon in advance.  The Dealer further agrees that the non-circumvention covenants set out herein shall apply equally to its agents, employees, directors, officers and affiliates.

          (c)  All parties agree that they will not utilize any third party to make any contacts or disclosures that would violate the intent of this provision.  The non-circumvention covenants set forth herein shall apply to past and any future business dealings between the parties hereto and is not limited to dealings with the Company.  The covenants shall stand for a period of three years from the date of execution of this contract and are to be applied to any and all transactions/proposals submitted to the Agent by the Dealer or to the Dealer by the Agent, and regardless of the success of any such project.

     8.  Indemnification.

          (a)  AEG and the Company shall jointly and severally indemnify and hold harmless the Agent, each of its directors, officers, employees, agents and each person, if any, who controls (within the meaning of the 1933 Act or the 1934 Act) the Agent from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Agent or such director, officer, employee, agent or controlling person may become subject, under the 1933 Act, 1934 Act, any state securities laws or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Prospectus as amended or supplemented, or any Federal or state securities filing, or arises out of, or is based upon, the omission or alleged omission to state a material fact required to be stated
therein or necessary to make the statements therein not misleading, and shall reimburse the
Agent and each director, officer, or controlling person for any legal and other expenses reasonably incurred by such persons in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Dealer, the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, as amended or supplemented, regarding the Agent or in conformity with information furnished by the Agent or its agent for inclusion therein or in conformity with any direction of the Agent or its agents.

          (b)  The Agent shall indemnify and hold harmless the Dealer, the Company and its directors, officers, employees, agents and each person, if any, who controls (within the meaning of the 1933 Act or the 1934 Act) them from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company and/or the
Dealer or any of their directors, officers, employees, agents or controlling persons who may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, as amended or supplemented, or any federal or state securities filing, or arises out of, or is based upon, the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission regards the Agent or its agents or was in conformity with information provided by the Agent or its agents for inclusion therein or was in conformity with any direction of the Agent or its agents, and shall reimburse the Dealer, the Company and each of their directors, officers or controlling persons for any legal and other expenses reasonably incurred by such persons in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

          (c)  Each of AEG and the Company shall jointly and severally indemnify and hold harmless the Dealer Manager and the Selected Dealers, each of their directors, officers, employees, agents and each person, if any, who controls (within the meaning of the 1933 Act or the 1934 Act) the Dealer Manager and the Selected Dealers from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the
Dealer Manager and the Selected Dealers or such director, officer, employee, agent or controlling person may become subject in connection with the Company's replacement of
Merrill Weber & Co., Inc. as the dealer manager of this offering.

          (d)  The provisions of this Section 8 are in addition to any and all remedies or rights any of the parties hereto may have, including the right to sue and recover damages for any breach of any representation, warranty or covenant made or given by one party to the other party.

     9.  Miscellaneous.  This Agreement is made for the benefit of the parties hereto, their successors and assigns and any director, officer or controlling person of the parties, but not for the benefit of any other person, including any offeree or purchaser of the Notes, except that the provisions of Section 5(c) hereof shall be for the benefit of and enforceable by each offeree and purchaser representative.  This Agreement is formed under and shall be construed in accordance with the laws of the State of New York and may not be amended except in writing signed by the parties hereto.

     10.  Rights Cumulative.  All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

     11.  Entire Agreement.  The parties have not made any representations, warranties, or covenants not set forth herein with respect to the subject matter hereof, and this Agreement constitutes the entire Agreement between them with respect to the subject matter.

     12.  Further Instruments.  The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purpose hereof.

     13.  Notice.  All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by First Class, Registered or Certified Mail, Return
Receipt Requested, postage prepaid, as follows:

          To Dealer:

          Strategic Assets Inc.
          445 Broad Hollow Road
          Suite 425
          Melville, NY  11747

          To the Agent:

          To the Principal
          at the address shown on the last page hereof;

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          To the Company or AEG:

          East 80 Route 4
          Suite 202
          Paramus, NJ  07652

          or in each case to such other address as shall have last been furnished by like notice.  If mailing by Registered or Certified Mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid address.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be.

     14.  Jurisdiction and Venue.  This Agreement was negotiated in New York and the parties agree that with respect to any legal or equitable action, suit, or other proceeding arising under, or in any way connected with, this Agreement, the parties hereto consent to the in personam jurisdiction of the Federal and State courts in New York, waive any forum non convenience and any venue objections they might otherwise have, and agreed to accept service of process upon them by certified mail, return receipt requested.

     15.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all together shall constitute one and the same
Agreement.

     16.  Captions.  The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     17.  Further Dealings.  Any dealing by or between the parties after the date of expiration or prior termination of this Agreement shall not constitute a renewal of this
Agreement or the creation of a new agreement, but shall nevertheless be controlled by the terms hereof.

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DEALER:                               THE AGENT:

STRATEGIC ASSETS INC.                 _________________________________________
                                             (NAME OF AGENT)


By:                                       By:
Its:                                        Title:

                                            Address:



                                            Telephone Number:  (    )

                                            Dealer Firm CRD Number:


                                           States in which Firm is Registered




AEG:                                            THE COMPANY:

AMERICAN EQUITIES GROUP, INC. AMERICAN EQUITIES INCOME FUND, INC.



By:                                              By:
Its:                                               Title:

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